QUIN & HAMPSON                                           Harbour Chambers,
Barristers & Attorneys at Law                     Third Floor, Harbour Centre,
                                                   P.O. Box 1348, George Town,
                                                      Cayman Islands, B.W.I.

                                                     Telephone (809) 949-4123
                                                     Facsimile (809) 949-4647

9th July, 1996

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
USA


Dear Sirs,

Zeron International Limited

We have acted as the Cayman Islands attorneys for Zeron
International Limited ("the Company") in connection with the Registration Statement filed on Form F-1 under the Securities Act of 1933, (the "Registration Statement") and the matters which are determined by Cayman Islands law.

For the purposes of giving this opinion, we have examined:

(a) Copies of the Memorandum and Articles of Association of the Company;

(b)       Copies of the Register of Shareholders, Register
          Director;

(c)       A copy of the Minute Book of the Company;

and we have examined such further documents and made such enquiries as were necessary as a basis for this opinion.

In giving this opinion we have assumed,

1) the authenticity of documents submitted to us and the conformity with the original documents of all documents submitted to us as copies;

2) that the Registration Statement will be duly executed in the form of the copies considered for this opinion, and will be duly delivered by the authorised persons for and on behalf of the Company; and

3) that the Registration Statement is legal and enforceable under the laws of the United States of America.






United States Securities and Exchange Commission
9th July, 1996
Page 2


Based on our examination and enquiries referred to, and the assumptions set out herein, and subject to the qualifications set out below, we are of the opinion that:

(a) The Company is validly established existing and of good standing under the laws of the Cayman Islands.

(b) The Company has the corporate power and authority to enter into and perform its obligations under the Registration Statement.

(c) All corporate or other actions required to be taken by or on behalf of the Company to authorize the Company to enter into and perform its obligations under the Registration Statement have been duly and properly taken.

(d) The execution, delivery and performance by the Company of the Registration Statement, and the fulfillment of the terms thereof do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with:

          (i) to the best of our knowledge, any judgement, decree, order or award of any Cayman Islands
                   Court; governmental body or arbitrator by which the Company is bound;

          (ii) any Cayman Islands law, rule or regulation applicable to the Company;

          (iii) the Memorandum and Articles of Association of the Company.

(e) To ensure the legality, validity, enforceability or admissibility in evidence in the Cayman Islands, it is not necessary that the Registration Statement be recorded, no declaration, filing or registration with any court, governmental agency or other authority or body in the Cayman Islands need be made; no consent, licence, permit, order, decree, authorization or approval of any such authority or body is required; no stamp or similar tax need be paid; and no other action or thing need be obtained or performed.






United States Securities and Exchange Commission
9th July, 1996
Page 3


(f) The Company is subject to the laws of the Cayman Islands and its property and/or assets do not enjoy any right of immunity from any judicial proceedings;

(g) The Registration Statement and the entry into and performance of the obligations by the Company is not contrary to the public policy of the Cayman Islands;

(h) There are no tax implications, as the Cayman Islands are free from personal income tax, corporate income tax, capital gains tax, value added tax, estate tax. There are no Exchange Control Regulations or restrictions.

(i) The shares being registered by the Company are authorised by the Company's Memorandum and Articles of Association, but have yet to be issued. When issued, these shares will be legally issued, fully paid-up share capital and non-assessable, and as such, the shareholders' liability will be limited to the amount of such shares.

This opinion is given subject to the following qualifications:

(i)       this opinion relates only to the laws of the Cayman
          Islands in force at today's date. We express no opinion with regard to the laws of any other jurisdiction;

(ii) this opinion does not constitute any representation expressed or implied regarding the financial condition of the Company.

The undersigned hereby consents to the use of this opinion in connection with the Registration Statement filed, and its inclusion as an exhibit accompanying such Registration Statement.



Yours faithfully,



Quin & Hampson